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             FOAMEX L.P. AND FOAMEX CAPITAL CORPORATION, as Issuers

               FOAMEX INTERNATIONAL INC., as Parent Guarantor and

                   GENERAL FELT INDUSTRIES, INC., as Guarantor

                                       AND

                               FLEET NATIONAL BANK
                                   as Trustee





                          FOURTH SUPPLEMENTAL INDENTURE
                            Dated as of May 28, 1997



                                  $160,000,000
                           9-1/2% Senior Secured Notes
                                    due 2000



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                                       1

                          FOURTH SUPPLEMENTAL INDENTURE



            THIS FOURTH SUPPLEMENTAL INDENTURE (the "Fourth Supplemental Indenture"), dated as of May 28, 1997, by and among Foamex L.P., a Delaware limited partnership ("Foamex"), Foamex Capital Corporation, a Delaware corporation wholly-owned by Foamex ("FCC"; Foamex and FCC collectively referred to as the "Issuers"), Foamex International Inc., a Delaware corporation ("FII"), as Parent Guarantor, General Felt Industries, Inc., a Delaware corporation wholly-owned by Foamex ("GFI"), as Guarantor, and Fleet National Bank (formerly known as Shawmut Bank, N.A.), as Trustee (the "Trustee").

            WHEREAS, Foamex, FCC, GFI and the Trustee executed an indenture, dated as of June 3, 1993 (the "Original Indenture"), relating to the Issuers' 9-1/2 % Senior Secured Notes due 2000 (the "Securities"); and

            WHEREAS, Foamex, FCC, GFI, Perfect Fit Industries Inc., a Delaware corporation ("PFI"), and the Trustee amended the Original Indenture by entering into a First Supplemental Indenture dated as of November 18, 1993 in order to add PFI as a Guarantor in accordance with Section 4.07 and Section 9.01(2) of the Original Indenture; and

            WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture, by entering into a Second Supplemental Indenture, dated as of December 14, 1993 in order to add FII as a Parent Guarantor in accordance with Section 9.01(4) and
Section 11.02 of the Original Indenture; and

            WHEREAS, Foamex, FCC, FII, GFI, PFI and the Trustee further amended the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture by entering into a Third Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the "Indenture"), dated as of August 1, 1996 to unconditionally release and discharge PFI from all its obligations as a Guarantor under the Indenture, in accordance with Section 9.01(2) and Section 12.05 of the Indenture; and

            WHEREAS, Article 9.02 of the Indenture provides that Foamex, FCC, any Guarantor and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the Holders (as defined in the Indenture) of at least a majority in principal amount of the outstanding Securities to, among other things, change or eliminate certain provisions of the Indenture; and

            WHEREAS, Foamex, FCC, FII, GFI and the Trustee desire to amend the Indenture for the purpose of changing and eliminating certain of such provisions; and

            WHEREAS, the Issuers' have received consents to such modifications from the Holders of at least a majority in principal amount of the outstanding Securities; and

            WHEREAS, all conditions precedent provided for in the Indenture relating to this Fourth Supplemental Indenture have been complied with;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Foamex and FCC, jointly and severally, FII, as Parent Guarantor, GFI, as Guarantor, and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities agree as follows:

                                   ARTICLE I.

                            EFFECTIVENESS AND EFFECT

            Section 1.1 Effectiveness and Effect.
                         -----------------------

            This Fourth Supplemental Indenture shall take effect on the date hereof, provided, however, that the amendments provided for in Article Two hereof shall become operative only upon, and simultaneously with, the date on which the tenders of Notes (as such term is defined in the Offer as defined below) are accepted pursuant to Foamex's Offer to Purchase and Consent Solicitation, dated May 12, 1997 (as the same may have been amended, extended or otherwise modified) (the "Offer"), and such amendments provided for in Article Two hereof shall have no force or effect prior to the operative time specified in this Section. Subject to the foregoing, the provisions set forth in this Fourth Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this Fourth Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

                                   ARTICLE II.

                           AMENDMENT OF THE INDENTURE

            Section 2.1 Deletion of Certain Provisions.
                        ------------------------------

            Each of the following provisions of the Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Indenture:

            ss. 4.03        SEC Reports
            ss. 4.04        Compliance Certificate
            ss. 4.05        Taxes
            ss. 4.06        Stay, Extension and Usury Laws
            ss. 4.07        Limitation on Restricted Payments
            ss. 4.08        Limitation on Dividend and Other Payment
                            Restrictions Affecting Subsidiaries
            ss. 4.09        Limitation on Additional Debt
            ss. 4.11        Limitation on Transactions With Affiliates
            ss. 4.12        Limitation on Liens
            ss. 4.13        Partnership and Corporate Existence
            ss. 4.14        Liquidation
            ss. 4.16        Amendments to Agreements
            ss. 4.17        Maintenance of Properties
            ss. 4.18        Maintenance of Insurance
            ss. 4.19        Foreign Subsidiaries


            All references in the Indenture, as amended by this Section 2.1, to any of the provisions deleted and eliminated as provided above shall also be deemed deleted and eliminated.

            Section 2.2 Amendment of Section 4.10.
                        -------------------------

            Section 4.10 of the Indenture is hereby amended and restated to read in its entirety as follows:

            "Section 4.10. Asset Sales.
            -------------  -----------

                        (a) To the extent that the assets which are the subject
            of any Asset Sale constitute Collateral, the Net Proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Trustee, which Lien shall have the same priority as the Lien on the Collateral which was the subject of such Asset Sale.

                        (b) To the extent that assets subject to an Asset Sale
            consist of Collateral, the Issuers shall apply 100% of the Net Proceeds thereof to (i) an offer to redeem outstanding Securities at 101% of the principal amount thereof or (ii) the payment of principal, premium, if any, and accrued interest with respect to an optional redemption of the Securities, as and to the extent then permitted under Section 3.07 hereof; provided that if such Collateral is subject to a Lien which is and is permitted to be pari passu with the Lien in favor of the Trustee, the Issuers shall only be required to apply a pro rata portion of such Net Proceeds to the offer or redemption as set forth in this Section 4.10(b). To the extent that assets subject to an Asset Sale are not, and are not required to be, subject to a Lien in favor of the Trustee, the Issuers shall apply 100% of the Net Proceeds thereof to the prepayment of Obligations of Foamex and its subsidiaries outstanding in respect of or under the Credit Agreement and the Senior Note Indenture to the extent required thereunder. If (x) no Obligations of Foamex or its subsidiaries are outstanding in respect of or under the Credit Agreement or the Senior Note Indenture or (y) the holders of such Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Proceeds results in the complete prepayment of all such Indebtedness, then such Net Proceeds or any remaining portion thereof will be required to be applied by the Issuers to (i) an offer to redeem outstanding Securities at 101% of the principal amount thereof or (ii) the payment of principal, premium, if any, and accrued interest with respect to an optional redemption of the Securities as and to the extent then permitted under Section 3.07 hereof.

                        (c) An offer to redeem the Securities pursuant to this
            Section 4.10 shall be made pursuant to the provisions of Section
            3.09 hereof. Simultaneously with the notification of such offer of redemption to the Trustee as required by Sections 3.01, 3.03 and
            3.09 hereof, the Issuers shall provide the Trustee with an Officers' Certificate setting forth the information required to be included therein by Section 3.01 hereof and, in addition, setting forth the calculations used in determining the amount of Net Proceeds to be applied to the redemption of Securities.

                        (d) Notwithstanding any provision of this Section 4.10
            to the contrary, the Issuers shall have no obligation to make an offer to redeem the Securities if and to the extent that (i) the Issuers or any of their subsidiaries has a bona fide intent to reinvest the Net Proceeds from the Asset Sale in another asset or business in the same or similar lines of business as Foamex and its subsidiaries (the "Replacement Assets") and a definitive agreement to reinvest such Net Proceeds is executed within 180 days after the receipt thereof, (ii) with respect to any Net Proceeds consisting of the proceeds of insurance paid on account of the loss of or damage to any property, or compensation or other proceeds for any property taken by condemnation, eminent domain or similar proceedings, such Net Proceeds are applied as provided in subsection (d)(i) above or applied to reimburse the applicable Issuer or any of their subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore the property subject to such loss, damage or taking and (iii) if the assets which were the subject of such Asset Sale constitute Collateral, such Replacement Assets are subject to a perfected Lien in favor of the Trustee, which Lien has the same priority as the Collateral which was the subject of such Asset Sale; provided, however, that, in the event that the Net Proceeds resulting from any Asset Sale, after giving effect to the reinvestment, if any, pursuant to this Section 4.10(d) or the application of such Net Proceeds to an offer to repay or redeem Indebtedness as required by this Section 4.10, are less than $5,000,000, the application of such remaining Net Proceeds to a redemption or offer to purchase pursuant to the foregoing provisions may be deferred until such time as such remaining Net Proceeds, plus the aggregate amount of Net Proceeds resulting from any prior or subsequent Asset Sale or Asset Sales not otherwise reinvested as provided herein or applied to make an offer to repay or redeem Indebtedness as required herein, are at least equal to $5,000,000 at which time the Issuers shall apply all such Net Proceeds to a redemption or offer to purchase pursuant to Section 4.10(b) hereof; provided, further, that to the extent that the Net Proceeds of any Asset Sale of assets constituting Collateral are not required to be applied to the Securities or any other Indebtedness of the Issuers secured by a pari passu Lien on such Collateral, then the Issuers may apply such Net Proceeds to the prepayment of any other Indebtedness of the Issuers to the extent required, and any Net Proceeds remaining in the Collateral Account after all such offers or redemptions required or permitted by the Indenture shall be held in the Collateral Account as Collateral and shall be permitted to be reinvested by the Issuers at any time pursuant to this Section 4.10(d)."

            Section 2.3  Amendment of Section 5.01.
            -----------  -------------------------

            Section 5.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

            "Section 5.01.  When Foamex or FCC May Merge, etc.
            --------------  ----------------------------------

                        Neither Foamex nor FCC will consolidate or merge with or
            into (whether or not Foamex or FCC, as the case may be, is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, person or entity unless: the person formed by or surviving any such consolidation or merger (if other than Foamex or FCC, as the case may be) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Issuers, pursuant to a supplemental indenture and appropriate Collateral Documents in a form reasonably satisfactory to the Trustee, under the Securities, this Indenture and the Collateral Documents.

                        The Issuers shall deliver to the Trustee prior to the
            consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel."

            Section 2.4  Amendment of Section 6.01.
                         --------------------------

            Section 6.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

            "Section 6.01.  Events of Default.
                            -----------------

            An "Event of Default" occurs if:

                        (1) the Issuers default in the payment of interest on
            any Security when the same becomes due and payable and the Default continues for a period of 30 days;


                        (2) the Issuers default in the payment of the principal
            of any Security when the same becomes due and payable at maturity, upon redemption, in connection with a Change of Control or otherwise;

                        (3) Intentionally omitted;

                        (4) Intentionally omitted;

                        (5) Intentionally omitted;

                        (6) Foamex, FCC or any of their respective subsidiaries
            pursuant to or within the meaning of any Bankruptcy Law:

                                    (a) commences a voluntary case,

                                    (b) consents to the entry of an order for
                        relief against it in an involuntary case,

                                    (c) consents to the appointment of a
                        Custodian of it or for all or substantially all of its property,

                                    (d) makes a general assignment for the
                        benefit of its creditors,

                                    (e) admits in writing its inability to pay
                        debts as the same become due; or

                        (7) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                                    (a) is for relief against Foamex, FCC or any
                        of their respective subsidiaries in an involuntary case,

                                    (b) appoints a Custodian of Foamex, FCC or
                        any of their respective subsidiaries or for all or substantially all of their property,

                                    (c) orders the liquidation of Foamex, FCC or
                        any of their respective subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or


                        (8) Intentionally omitted.

                        The term "Bankruptcy Law" means title 11, U.S. Code or
            any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law."


            Section 2.5  Amendment of Section 8.01.
                         -------------------------

            Section 8.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

            "Section 8.01. Termination of Issuers' Obligations.
                           -----------------------------------

                        This Indenture and the Collateral Documents shall cease
            to be of further effect (except that the Issuers' obligations under Section 7.07 and 8.04 and the Issuers', Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities which have been replaced or paid) to the Trustee for cancellation and the Issuers have paid all sums payable by the Issuers hereunder. In addition, the Issuers may terminate all of their obligations and the obligations of any Guarantor under this Indenture if the Issuers deposit in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Issuers under the terms of a trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by them hereunder, provided that (i) the trustee of the trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and
            (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities.

                        Then, this Indenture shall cease to be of further effect
            (except as provided in this paragraph), and all Collateral with respect to the Securities (other than amounts on deposit in the trust pursuant to the immediately preceding paragraph) shall be released. In addition, the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. However, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08,

            8.03 and 8.04, the Guarantors' obligations in Section 12.01 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Securities are no longer outstanding. Thereafter, only the Issuers' obligations in Section 7.07 and 8.04 and the Issuers', Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

                        After such deposit made pursuant to this Section 8.01,
            the Trustee shall release all Collateral for the Securities, other than such deposit, and shall acknowledge in writing the discharge of the Issuers' and Guarantors' obligations under this Indenture except for those surviving obligations specified above and the release of such Collateral.

                        In order to have money available on a payment date to
            pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option."

            Section 2.6   Amendment of Article 10.
                          -----------------------

            Article 10 of the Indenture is hereby amended and restated to read in its entirety as follows:

                                   "ARTICLE 10

                             COLLATERAL AND SECURITY
                             -----------------------


            Section 10.01.   Collateral Documents.
            --------------   ---------------------

                        The due and punctual payment of the principal of,
            premium, if any, and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other Obligations of the Issuers and any Guarantor to the Securityholders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents. Each Securityholder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into each of the Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuers and the Guarantors will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Issuers and each Guarantor shall take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers and the Guarantors under this Indenture and the Securities, valid and enforceable, perfected (except as expressly provided therein), Liens in and on all the Collateral, in favor of the Trustee, and subject to no other Liens, other than as provided herein and therein.

            Section 10.02.  Recording and Opinions.
            --------------  ----------------------

                        (a) The Issuers shall furnish to the Trustee promptly
            after the execution and delivery of this Fourth Supplemental Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                        (b) The Issuers shall furnish to the Trustee within 3
            months after each anniversary of the date of this Fourth Supplemental Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Lien.

            Section 10.03.  Release of Collateral.
            --------------  ---------------------

                        (a) Subject to subsections (b), (c) and (d) of this
            Section 10.03, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time at the sole cost and expense of the Issuers (i) upon payment in full of the Securities in accordance with the terms thereof and of this Indenture and all other Obligations of the Issuers and the Guarantors then due and owing under this Indenture, the Securities and the Collateral Documents; (ii) with respect to inventory, upon the sale of such inventory in the ordinary course of business; (iii) upon the sale or other disposition of such Collateral constituting an Asset Sale if such sale or other disposition is not prohibited under this Indenture and if the Net Proceeds of such sale or other disposition are applied in accordance with this Indenture; (iv) upon the sale or other disposition of such Collateral not constituting an Asset Sale by virtue of clause (v) of the definition of Asset Sales contained in Section 1.01 of this Indenture; (v) to the extent a Lien is granted on such Collateral pursuant to clause (vi) of the definition of Permitted Liens contained in Section 1.01 of this Indenture; (vi) with respect to amounts in the Collateral Account consisting of Net Proceeds of Asset Sales, upon the expenditure of such cash if such expenditure is made in accordance with this Indenture; (vii) with respect to amounts in the Collateral Account consisting of Excess Proceeds, upon the written request of either Issuer to the Trustee to release all or any part of such Excess Proceeds (and without providing any replacement Collateral) and the certification of such Issuer that such Excess Proceeds are to be used within 10 days for a bona fide business purpose, (viii) with respect to amounts in the Collateral Account consisting of the proceeds of sales of Collateral to subsidiaries of Foamex that are not Guarantors (at the time of and immediately following such sale), upon the written request of either Issuer to the Trustee to release all or any part of such proceeds so long as such proceeds are immediately used to purchase Collateral; (ix) with respect to any Permitted Investments, upon the sale of such Permitted Investments (and without providing any replacement Collateral); (x) upon the sale of the stock or assets of a subsidiary as provided in clause (viii) of the penultimate paragraph of Section 4.07 hereof; (xi) with respect to the GFI Note or any intercompany note evidencing a loan of Excess Proceeds, upon the repayment, forgiveness or other termination of such note; (xii) as provided in Section 8.01; and (xiii) as provided in Section 10.09; provided that, with respect to clauses (i), (iii), (iv), (v),
            (vi), (vii), (viii), (x), (xi), (xii) and (xiii) above, the Trustee shall not release any Lien on any Collateral pursuant to such clauses unless and until it shall have received from the Company an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section
            10.04 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

                        (b) Notwithstanding any provision of Section 10.04 to
            the contrary, the disposition of inventory in the ordinary course of the Issuers' or the Guarantors' businesses and the release of Excess Proceeds in the ordinary course of the Issuers' or the Guarantors' businesses, as applicable, may be made without delivery to the Collateral Trustee of certificates required by Section 314(d) of the TIA. However, in lieu of such certificates, the Issuers shall deliver semi-annual Officers' Certificates to the Trustee to the effect that all such dispositions have been made in the ordinary course of the Issuers' or the Guarantors' businesses, as applicable, and that the proceeds therefrom have been applied in a manner permitted by this Indenture. The Trustee shall, in the absence of negligence or bad faith on its part, be entitled to rely on Officers' Certificates and Opinions of Counsel with respect to the Issuers' and the Guarantors' compliance with the provisions of
            Section 10.03 hereof.

                        (c) At any time when a Default or Event of Default shall
            have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Issuers, no release of Collateral pursuant hereto shall be effective as against the Securityholders.

                        (d) The release of any Collateral from the terms of the
            Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents.

                        (e) Notwithstanding anything to the contrary contained
            in this Indenture or the Collateral Documents, in addition to any other Liens, any of the Issuers or any Guarantor may grant additional Liens on the Collateral in favor of any third person, as provided in Section 10.09 and upon the granting of any such Lien, the Trustee is authorized (i) to amend the Collateral Documents to reflect the grant of such Liens and (ii) to enter into an intercreditor agreement, as set forth in Section 10.09(c).

            Section 10.04.  Certificates of the Company.
            -------------   ---------------------------

                        The Issuers will furnish to the Trustee prior to each
            proposed release of Collateral pursuant to the Collateral Documents other than by reason of transactions referred to in the Section 10.03(b) above, all documents required by Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the General Partner, on behalf of Foamex (or Foamex, if Foamex is a corporation) or FCC, as the case may be, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of Section 314(d) of the TIA.

            Section 10.05. Authorization of Actions to be Taken by the Trustee Under the Collateral Documents and the Intercreditor Agreement.

                        Each Securityholder, by acceptance of a Security,
            consents and agrees to the terms of the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into the Intercreditor Agreement and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Trustee may, in its sole discretion and without the consent of the Securityholders, on behalf of the Securityholders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and the Intercreditor Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Securityholders or of the Trustee).

            Section 10.06. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents and the Intercreditor Agreement.

                        The Trustee is authorized to receive any funds for the
            benefit of the Securityholders distributed under the Collateral Documents and the Intercreditor Agreement, and to make further distributions of such funds to the Securityholders according to the provisions of this Indenture, and the Collateral Documents.

            Section 10.07. Conflicts.
            -------------  ---------

                        As between the Credit Agent and the Trustee, each of
            this Indenture and the Collateral Documents is expressly made subject to the Intercreditor Agreement.

            Section 10.08. Permitted Investments.
            -------------  ---------------------

                        The Trustee will cooperate with the Issuers or any
            subsidiaries in ensuring that any Permitted Investments held by or pledged to the Trustee as Collateral may be freely and promptly sold or disposed of by the Issuers or such subsidiaries.

            Section 10.09. Authorization of Additional Liens and Actions to be Taken in Connection Therewith.

                        (a) The Issuers or any Guarantor or any subsidiary
            thereof may grant additional Liens on the Collateral to secure indebtedness permitted pursuant to the terms of this Indenture so long as the Securityholders retain the right to receive payment upon a disposition of the Collateral prior to the holders of any such other Liens.

                        (b) Upon the request of the Issuers or any Guarantor,
            and subject to Section 10.09(a), the Trustee shall transfer possession of the Collateral or its rights under any Collateral Document to the holder of any Lien permitted pursuant to the terms of Sections 10.03(e) and/or 10.09(a), and shall amend the Collateral Documents and the Intercreditor Agreement to reflect the granting of such a Lien, the transfer of such Collateral and/or rights and the terms of any intercreditor agreement entered into pursuant to
            Section 10.09(c).

                        (c) Upon the request of the Issuers or any Guarantor,
            and subject to Section 10.09(a), the Trustee shall enter into an intercreditor agreement providing for, among other things, (i) the appointment of an agent as the collateral agent for any Collateral which is subject to a Lien in favor of the Trustee and in favor of any third party and (ii) the right of such collateral agent (A) to take such action which the collateral agent, at the direction of the holders of a majority of the outstanding principal amount of Indebtedness secured by such Collateral, deems necessary or desirable to preserve or protect the Collateral or to enhance the likelihood or maximize the amount of repayment of the Indebtedness secured thereby, including delaying any proceedings with respect to the realization on such Collateral, and (B) to manage, supervise and otherwise deal with the Collateral. Any such intercreditor agreement shall deemed to be a "Collateral Document" for purposes of this Indenture, and in the event of a conflict between any such intercreditor agreement and any other Collateral Document, the terms of such intercreditor agreement shall govern.

                        (d) The Trustee shall, in the absence of negligence or
            bad faith on its part, be entitled to rely on Officers' Certificates and Opinions of Counsel with respect to the Issuers' and the Guarantors' compliance with the provisions of Section 10.09 hereof."


            Section 2.7   Amendment of Section 12.02.
            -----------   --------------------------

            Section 12.02 of the Indenture is hereby amended and restated to read in its entirety as follows:

            "Section 12.02. When a Guarantor May Merge, etc.
            --------------  -------------------------------

                        No Guarantor will consolidate or merge with or into
            (whether or not such Guarantor is the surviving person), another corporation, person or entity whether or not affiliated with such Guarantor (but excluding Contributions to subsidiaries and any consolidation or merger if the surviving corporation is no longer a subsidiary) unless: the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and appropriate Collateral Documents in a form reasonably satisfactory to the Trustee, under the Securities, this Indenture and the Collateral Documents.

                        The Guarantor shall deliver to the Trustee prior to the
            consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel."


                                  ARTICLE III.

                                  MISCELLANEOUS


            Section 3.1   Counterparts.
            -----------   ------------

            This Fourth Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

            Section 3.2   Severability.
            -----------   ------------

            In the event that any provision in this Fourth Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 3.3   Headings.
            -----------   --------

            The article and section headings herein are for convenience only and shall not effect the construction hereof.

            Section 3.4   Successors and Assigns.
            -----------   ----------------------

            Any covenants and agreements in this Fourth Supplemental Indenture by Foamex, FCC, FII, GFI and the Trustee shall bind their successors and assigns, whether so expressed or not.

            Section 3.5   GOVERNING LAW.
            -----------   -------------

            THIS FOURTH SUPPLEMENTAL INDENTURE, SHALL BE DEEMED TO BE A CONTRACT UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

            Section 3.6   Effect of Fourth Supplemental Indenture.
            -----------   ---------------------------------------

            Except as amended by this Fourth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

            Section 3.7   Trustee.
            -----------   -------

            The Trustee accepts the modifications of the Trust effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of Foamex, FCC, FII and GFI, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourth Supplemental Indenture, and the Trustee makes no representation with respect thereto.

            Section 3.8   Definitions.
            -----------   -----------

            Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

       [The remaining portion of this page is intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be executed by their duly authorized representative as of the date hereof.


ATTEST:                                       FOAMEX CAPITAL CORPORATION

/s/TAMBRA KING
____________________                          By: /s/PHILIP N. SMITH, JR.
                                                  ___________________________
                                                 Name:  Philip N. Smith, Jr.
                                                 Title:  Vice President


ATTEST:                                       FOAMEX L.P.

/s/TAMBRA KING
____________________                          By:  FMXI, INC.
                                                  its Managing General Partner

                                              By: /s/PHILIP N. SMITH, JR.
                                                  __________________________
                                                  Name:  Philip N. Smith, Jr.
                                                  Title: Vice President


ATTEST:                                       FOAMEX INTERNATIONAL INC.

/s/TAMBRA KING
____________________                          By: /s/PHILIP N. SMITH, JR.
                                                  __________________________
                                                 Name:  Philip N. Smith, Jr.
                                                 Title: Vice President



ATTEST:                                       FLEET NATIONAL BANK
                                              as Trustee
/s/SUSAN C. MERKER
____________________                          By: /s/ELIZABETH C. HAMMER
                                                  __________________________
                                                  Name:  Elizabeth C. Hammer
                                                  Title: Vice President

ATTEST:                                       GENERAL FELT INDUSTRIES, INC.

/s/TAMBRA KING
____________________                           By: /s/ROBERT H. NELSON
                                                  __________________________
                                                  Name:  Robert H. Nelson
                                                  Title: Vice President

STATE OF NEW YORK

COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared PHILIP N. SMITH, JR., the Vice President of FOAMEX CAPITAL CORPORATION, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Foamex Capital Corporation, and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                                /s/ELEANOR McKENNA
                                                -------------------------------
                                                Notary Public, State of New York
                                                Printed Name: Eleanor McKenna


My Commission Expires:

Oct. 9, 1998
---------------------



STATE OF NEW YORK

COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared PHILIP N. SMITH, JR., the Vice President of FMXI, INC., the Managing General Partner of Foamex L.P., a Delaware limited partnership, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said FMXI, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                                /s/ELEANOR McKENNA
                                                -------------------------------
                                                Notary Public, State of New York
                                                Printed Name: Eleanor McKenna


My Commission Expires:

OCT. 9, 1998
---------------------

STATE OF NEW YORK

COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared PHILIP N. SMITH, JR., the Vice President of FOAMEX INTERNATIONAL INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said Foamex International Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                               /s/ELEANOR McKENNA
                                               -------------------------------
                                               Notary Public, State of New York
                                               Printed Name: Eleanor McKenna

My Commission Expires:

OCT. 9, 1998
---------------------


STATE OF NEW YORK
COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared ELIZABETH C. HAMMER, Vice President of FLEET NATIONAL BANK (formerly known as Shawmut Bank, N.A.), known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said bank and that he executed the same as the act of such bank for the purposes and consideration therein expressed and in the capacity therein stated.


                                           /s/KAREN R. FELT
                                           ----------------------------------
                                           Notary Public, State of Connecticut
                                           Printed Name: Karen R. Felt



My Commission Expires:

02-28-99
---------------------

STATE OF NEW YORK

COUNTY OF NEW YORK


          BEFORE ME, the undersigned, a Notary Public in and for said State and County, on this day personally appeared ROBERT H. NELSON, the Vice President of GENERAL FELT INDUSTRIES, INC., known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said General Felt Industries, Inc., and that he executed the same as the act of such corporation with the authority of the board of directors for the purposes and consideration therein expressed and in the capacity therein stated.

                                              /s/ELEANOR McKENNA
                                              --------------------------------
                                              Notary Public, State of New York
                                              Printed Name: Eleanor McKenna

My Commission Expires:

OCT. 9, 1998
---------------------